                                                                    Exhibit 99.1

                            Joint Filer Information

Name of Joint Filer:                    HEC Sponsor II LLC

Address of Joint Filer:                 c/o Hudson Executive Investment Corp. II
                                        570 Lexington Avenue, 35th Floor
                                        New York, New York 10022

Relationship of Joint Filer to Issuer:  10% Owner

Issuer Name and Ticker or
Trading Symbol:                         Hudson Executive Investment Corp. II
                                        [ HCII ]

Date of Event Requiring Statement:
(Month/Day/Year):                       3/11/2021

Name of Joint Filer:                    Douglas G. Bergeron

Address of Joint Filer:                 c/o Hudson Executive Investment Corp. II
                                        570 Lexington Avenue, 35th Floor
                                        New York, New York 10022

Relationship of Joint Filer to Issuer:  Chief Executive Officer and Director

Issuer Name and Ticker or
Trading Symbol:                         Hudson Executive Investment Corp. II
                                        [ HCII ]

Date of Event Requiring Statement:
(Month/Day/Year):                       3/11/2021

Name of Joint Filer:                    Douglas L. Braunstein

Address of Joint Filer:                 c/o Hudson Executive Investment Corp. II
                                        570 Lexington Avenue, 35th Floor
                                        New York, New York 10022

Relationship of Joint Filer to Issuer:  President, Chairman and Director

Issuer Name and Ticker or
Trading Symbol:                         Hudson Executive Investment Corp. II
                                        [ HCII ]

Date of Event Requiring Statement:
(Month/Day/Year):                       3/11/2021